Palatin Technologies, Inc. Raises $4.2 Million; Proceeds to Further Advance Pipeline

CRANBURY, N.J.--Aug. 2, 2002--Palatin Technologies, Inc. (AMEX: PTN) today announced the conclusion of an offering which yielded gross proceeds of $4.2 million.

The Company sold approximately 2.6 million shares and for every five shares purchased, the investors also received a five-year warrant to purchase one share of common stock at a 25 percent premium to the purchase price per-share in the offering. Investors in the offering include: SCOR Picking, Luxembourg; Credit Suisse Equity Fund Global Biotech, Luxembourg; Perceptive Life Sciences Fund, NY; Albert Fried and Company, NY and FINEDIX B.V. of the Netherlands.

“These proceeds will allow Palatin to continue development of its pipeline, including LeuTech, our infection imaging agent which is pending FDA approval as well as PT-141 our treatment for both male and female sexual dysfunction. In particular, the proceeds will enable us to conduct phase 2B clinical trials for Male Erectile Dysfunction and to conduct additional trials in women suffering from Female Sexual Dysfunction”, said Stephen T. Wills, chief financial officer of Palatin.

The securities offered were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Under the terms of the transaction, Palatin has agreed to file a registration statement, registering for resale the common stock sold and the common stock issuable on exercise of the warrants, within thirty days of the closing.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company engaged in the discovery and development of compounds to treat obesity, sexual dysfunction and inflammation. Based on its proprietary technology, MIDAS(TM), the Company aims to design compounds that interact with the melanocortin (MC) family of receptors. MC receptors regulate a diverse array of functions ranging from pigmentation, adrenocortical function, immune modulation, sexual arousal and energy maintenance. The company is currently conducting clinical investigations with its lead drug, PT-141, for the treatment of erectile dysfunction, and is developing additional therapeutic compounds discovered using its enabling peptide platform technology MIDAS. Additionally, Palatin is developing a product for infection imaging, LeuTech(R), based on a proprietary radiolabeled monoclonal antibody. For further information visit the Palatin web site at www.palatin.com.

Statements about the Company’s future expectations, including development and regulatory plans, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby.

Palatin’s actual results may differ materially from its historical results of operations and those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to carry out its business plan, successful development and commercial acceptance of its products, ability to fund development of technology, the risk that products may not result from development activities, protection of its intellectual property, ability to establish and successfully complete clinical trials for product approval, need for regulatory approvals, dependence on it partners for development of certain projects, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for events not updated after the date on this press release.

Contact Information:
Palatin Technologies
Carl Spana, 609/495-2200
cspana@palatin.com
Stephen T. Wills, 609/495-2222
swills@palatin.com
or
For Noonan Russo Presence Euro RSCG:
Melissa Wainberg (media)
212/845-4262
m.wainberg@nrp-euro.com
or
MontRidge, LLC
Janet Dally (institutional investors)
203/894-8038
jdally@montridgellc.com